AGREEMENT OF PURCHASE AND SALE
	AND CONTRIBUTION
	AND ESCROW INSTRUCTIONS


	Among



	CALTWIN ASSOCIATES, L.L.C.,
	CALTWIN INVESTORS, L.L.C.




	and



	ARDEN REALTY LIMITED PARTNERSHIP




	Covering



	4900 California Avenue
	Bakersfield, California






	February 18, 1997



	AGREEMENT OF PURCHASE AND SALE
	AND CONTRIBUTION
	AND ESCROW INSTRUCTIONS


	THIS AGREEMENT OF PURCHASE AND SALE AND CONTRIBUTION AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into this 18th day of February 1997 by and among CALTWIN ASSOCIATES, L.L.C., a Delaware limited liability company ("Associates"), CALTWIN INVESTORS, L.L.C., a Delaware limited liability company ("Investors") (Associates and Investors are each sometimes hereinafter individually called a "CalTwin Party" and both are sometimes hereinafter called the "CalTwin Parties"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Arden"), with reference to the following facts:

	A.	As more particularly hereinafter set forth, the CalTwin
Parties are, or at "Closing" (as hereinafter defined) will be, as tenants in common, the fee owner of that certain parcel of real property (the "Real Property") that, for informational purposes only, is improved with two (2), four (4)-story structural steel reinforced concrete office buildings with a glass aluminum curtain wall system containing approximately 155,189 net rentable square feet, other facilities, fixtures, paving and surfacing thereon or associated therewith, and approximately 649 marked automobile parking spaces (collectively, the "Improvements"). The Real
Property is located at 4900 California Avenue, in the City of Bakersfield, County of Kern, in the State of California, and is more particularly described in Exhibit "A" attached hereto and forming a part hereof. The undivided ownership interest of the CalTwin Parties as tenants in common are, or as of the Closing will be, as set forth in a separate notice ("TIC Interest Notice") to be given by the CalTwin Parties to Arden prior to the "Approval Date" as hereinafter defined. The undivided tenancy in common interests contemplated herein are each sometimes hereinafter individually referred to as a "TIC Interest" and all are sometimes hereinafter collectively referred to as the "TIC Interests". As used herein, the term "Percentage Interest" as to each CalTwin
Party means such CalTwin Party's percentage interest as set forth in the TIC Interest Notice.

	B.	Associates desires to sell its TIC Interest (the
"Sale") and Investors desires to contribute its TIC Interest to the capital of Arden (the "Contribution"), as more particularly described hereafter, and Arden desires to acquire, all of the real and personal property owned by each CalTwin Party located at or forming part of the Real Property, including, but not limited to, the Improvements, and all appurtenant easements and rights, and the Personal Property (as hereinafter defined) on the terms, covenants and conditions hereinafter set forth.

	NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon and in consideration of the purchase price hereinbelow set forth, and the other terms, covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by the CalTwin Parties and Arden as follows:

	1.	Purchase, Sale and Contribution. Subject to all of the
terms and conditions of this Agreement and for the consideration set forth, on Closing (as hereinafter defined), Associates shall convey, or cause to be conveyed, to Arden, and Arden or its assignee shall acquire, by purchase from Associates of an undivided interest (the "Sale Interest") and by contribution to the capital of Arden by Investors of an undivided interest (the
"Contribution Interest") in and to all of the following:

		(a)	The Real Property and the Improvements, together
with all easements, hereditaments and appurtenances thereto, subject only to such easements, agreements and exceptions as may have been approved by Arden in accordance with Paragraph 4(a) hereof and the tenancies and occupancies that are set forth on Exhibit "B";

		(b)	All of the personal property (the "Personal
Property") located at, attached or appurtenant to, or used in connection with the operation or maintenance of the Real Property and/or the Improvements listed on Exhibit "C" (the "Inventory");

		(c)	All leases to tenants leasing space in the
Improvements (the "Tenant Leases");

		(d)	To the extent assignable, those certain service
and other agreements more particularly described in Exhibit "D" attached hereto and made a part hereof; and

		(e)	All other right, title and interest of the CalTwin
Parties constituting part and parcel of the Property (as here-inafter defined), including, but not limited to, trade names, logos, easements, licenses, permits, air rights, certificates of occupancy, warranties, rights-of-way, signs, trademarks, telephone listings and numbers, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights
(collectively, the "Intangibles") to the extent assignable or transferable. Reference herein to the "Property" shall include all of the real, personal and intangible property described in subparagraphs (a) through (e) hereof.

	2.	Payment and Contribution Amounts.

		2.1	Deposits.

		(a)	Upon the opening of Escrow (as hereinafter set
forth) Arden shall deliver to Escrow Agent (as hereinafter defined) cash in the sum of Fifty Thousand Dollars ($50,000), ("Initial Deposit") which shall be held by Escrow Agent as security for the full performance by Arden of its obligations hereunder and on account of the "Sale Price" (as hereinafter defined) payable at Closing (and other obligations of Arden provided for herein), subject to the following terms and conditions:

				(i)	If Arden elects to continue with this
Agreement at the Approval Date (as hereinafter defined), Arden shall increase the Initial Deposit by the amount of $50,000 in cash for a total of $100,000 (which sums, together with any interest earned thereon and additions thereto, are herein collectively called the "Deposit") within one business day after the Approval Date;

				(ii)	If Closing occurs, then the Deposit shall be
applied to the Sale Price;

				(iii)	If Closing does not occur and the CalTwin
Parties shall be entitled to liquidated damages as provided in Paragraph 10(b) hereof, the CalTwin Parties shall be entitled to the Deposit (each CalTwin Party in accordance with its respective
Percentage Interest thereof); and

				(iv)	If the Closing does not occur and Arden
shall be entitled to the return of the Deposit as provided in this Agreement, the same shall be returned to Arden.

		(b)	The Deposit shall be at all times invested by
Escrow Agent in the following investments ("Approved
Investments"):  (i) United States Treasury obligations, (ii)
United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to the CalTwin Parties, (iii) Certificates of Deposit or Money Market Accounts of institutions whose deposits are insured by the FDIC or
(iv) such other manner as may be reasonably agreed to by the CalTwin Parties and Arden. The Deposit shall be disposed of by Escrow Agent only as provided in this Agreement.

		2.2	Sale.  The purchase price ("Sale Price") to be
paid by Arden for the Sale Interest of Associates shall be an amount equivalent to the Percentage Interest of Associates applied to the sum of Nineteen Million Five Hundred Thousand and No/100 Dollars ($19,500,000.00). The Sale Interest of Associates shall not be subject to the existing loans ("Existing Loans") made by Fremont Investment & Loan and by Heller Financial, Inc. ("Existing Lenders") secured by, among other documents, deeds of trust covering the Property, it being understood that a portion of the Sale Price shall be utilized by Associates to pay off its Percentage Interest of the outstanding balance of the Existing
Loan as of the Closing (the "Existing Loan Balance"). Arden shall pay to Associates through Escrow Agent at Closing in immediately available funds an amount equal to the balance of the Sale Price, plus (or minus) Associates percentage interest of the net amount of all costs, expenses, adjustments and prorations to be credited
(or debited) to Arden pursuant to this Agreement (the "Adjusted Payment Amount"). If Associates fails to forward to Arden a Qualifying Statement provided under 1445 of the Internal Revenue
Code and an equivalent Form 590RE provided under the Revenue and Taxation Code of the State of California, Escrow Agent shall be entitled to withhold and pay to the Internal Revenue Service and the Franchise Tax Board such withholding required of Arden pursuant to Internal Revenue Code 1445 and equivalent form provided under the Revenue and Taxation Code of the State of California.

		2.3 Contribution. Investors shall contribute the Contribution Interest to Arden and become an additional limited partner in Purchaser at Closing. The Contribution Interest shall be contributed to the capital of Arden subject to Investor's Percentage Interest of the Existing Loan Balance (it being understood and agreed that Arden intends to immediately pay off the foregoing portion of the Existing Loans after the making of the Contribution by Investors). At Closing, and in consideration for the Contribution, Investors shall receive limited partnership interests in Arden ("OP Units") in an amount equal to the "Contribution Value". As used herein, "Contribution Value" means the amount by which the "Investor Share" exceeds an amount equal to (i) an amount equal to Investor's Percentage Interest of the Existing Loan Balance, plus (or minus) (ii) an amount equal to Investor's Percentage of the net amount of all costs, expenses, adjustments and prorations to be credited (or debited) to Arden pursuant to this Agreement. As used herein, the term "Investor Share" means an amount equivalent to Investor's Percentage Interest applied to the sum of $19,500,000. Each OP Unit shall have a value equal to one (1) share of Arden Realty, Inc. common stock ("ARI") as of the date which is three (3) business days prior to Closing. ARI is listed on the New York Stock Exchange under the Symbol ARI. The OP Units may be exchanged only in accordance with the certain Amendment to Limited Partnership Agreement, in the form attached hereto as Exhibit "K" and by this reference incorporated herein.

		2.4	All payments required to be made under this
Agreement shall be made in U.S. funds.

	3.	Escrow.

		 (a)	Opening of Escrow. As soon as commercially
reasonable after their complete execution and delivery of this Agreement ("Effective Date") and in any event not later than two business days thereafter, the CalTwin Parties and Arden shall open an escrow (the "Escrow") with Commerce Escrow, 1545 Wilshire Boulevard, Suite 600, Los Angeles, California 90017, Attention:
Mark Minsky ("Escrow Agent"), through which the purchase and sale of the Property shall be consummated. A fully executed copy of this Agreement shall be deposited with Escrow Agent, duly executed by the CalTwin Parties, Arden and Escrow Agent, to serve as Escrow instructions to Escrow Agent, and Escrow Agent shall be and is hereby authorized and instructed to deliver pursuant to the terms of this Agreement the documents and monies to be deposited into the Escrow. Escrow Agent may attach to this Agreement Escrow Agent's standard form escrow agreement, to the extent that the same is consistent with the terms hereof, and are reasonably approved by the CalTwin Parties and Arden. Escrow Agent shall immediately, upon receipt of such duly executed copy of this Agreement, notify the CalTwin Parties and Arden of the opening of Escrow. Should any party fail to open Escrow in accordance with the provisions of this Paragraph 3(a), such failure shall constitute a material breach of this Agreement.

		 (b)	Closing of Escrow. Escrow shall close April 1,
1997, provided the Tenant Estoppels satisfying the requirements of paragraph 8(b) hereof have been received and all other Arden's Conditions Precedent to Closing as set forth in Paragraph 8 hereof have been satisfied. The term "Closing" as used herein shall be deemed to be the date upon which the respective Conditions
Precedent to Arden's Obligation to Close Escrow (set forth in Paragraph 8 below) and the Conditions Precedent to the CalTwin Parties' Obligation to Close Escrow (set forth in Paragraph 9 below) have been satisfied, the Grant Deeds ("Grant Deeds" herein) hereinafter referred to is recorded in the office of the County Recorder of Kern County. If the Closing as provided herein does not occur, this Agreement and the Escrow shall be cancelled and terminated and thereafter neither party shall have any further obligation or liability to the other party, except as expressly set forth in this Agreement.

	4.	Title Matters.

		 (a)	Title Report.

				(i)	The CalTwin Parties have ordered (and upon
receipt shall cause to be delivered to Arden) a CLTA Preliminary
Title Report covering the Real Property and the Improvements, which may state that it is subject to any matter that would be disclosed by a survey (the "Preliminary Title Report"), issued by Commonwealth Land Title Company ("Title Company"), together with true copies of all documents evidencing matters of record shown as exceptions to title thereon. The CalTwin Parties have delivered to Arden a copy of that certain survey of the Property dated May
6, 1996 prepared by Simpson-Lusich-Van Curren (the "Survey").  If
Arden shall desire to update such Survey, Arden shall cause the same to be so updated at Arden's sole cost and expense before the Approval Date (and upon receipt shall deliver a copy of the updated Survey to the CalTwin Parties). Arden shall have the right to object to any exceptions contained in the Preliminary
Title Report or the Survey (or updated Survey) by giving notice to the CalTwin Parties by the Approval Date. Notwithstanding any of the foregoing, the CalTwin Parties shall at Closing (but shall not be obligated prior thereto) remove of record or at the CalTwin
Parties' election provide a credit to Arden sufficient to pay off all tax and mechanic's liens (except only for the liens of the taxes and assessments to be prorated under Paragraph 12(a)(ii)), at its sole cost and expense. Unless Arden gives written notice that it disapproves any such additional exceptions to title matters, stating the exceptions so disapproved, by the Approval
Date, Arden shall be deemed to have approved said exceptions.
Arden's approval of the Preliminary Title Report shall be without prejudice to Arden's right to disapprove additional survey matters or any supplementary reports issued by Title Company or disclosed after the Approval Date; provided, however, Arden's approval shall not be unreasonably withheld, and, as to survey matters, shall only be applicable if Arden shall have obtained an update of the Survey before the Approval Date. If for any reason, on or before the Closing Date the CalTwin Parties do not cause such exceptions to title or survey matters which Arden timely disapproves (to the extent Arden is permitted hereunder to so disapprove) to be removed at no cost or expense to Arden (the CalTwin Parties having the right but not the obligation to do so), the obligation of the CalTwin Parties to sell and contribute, and Arden to acquire, the Property as herein provided shall terminate (and the CalTwin
Parties and Arden shall have no further obligations in connection herewith). Arden shall have the option to waive the condition precedent set forth in this paragraph 4(a) by notice to the CalTwin Parties. In the event of such waiver, such condition shall be deemed satisfied. All matters set forth on the Preliminary Title Report, the Survey or any updated Survey obtained by Arden which are not timely objected to by Arden shall be permitted exceptions to title and shall additionally include
(i) any title or survey matters objected to by Arden, which objections are subsequently waived in writing by Arden, and (ii) any title or survey matters objected to by Arden in accordance with the terms and provisions of this Agreement, which objections are cured to Arden's satisfaction, (iii) real estate taxes and assessments not yet due and payable; and (iv) the printed exceptions which appear in the standard form ALTA owner's policy of title insurance (with extended coverage).

				(ii)	If at the date of Closing there are any
liens or encumbrances that the CalTwin Parties are obligated to pay and discharge, Escrow Agent may use any portion of the Sale
Price to satisfy the same (if the same are not bonded-over or otherwise satisfied by title endorsement), provided the CalTwin
Parties shall simultaneously either deliver to Escrow Agent at Closing title instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments.

		 (b)	Title Policy. The Title Policy shall be
Commonwealth Land Title Company's ALTA Owner's policy with liability in the amount of the Purchase Price, showing fee title to the Real Property and the Improvements as vested in Arden, or in Arden's permitted assignee, subject only to the permitted exceptions specified in Paragraph 4(a) above.

	5.	Delivery of Information.

		(a)	As soon as practicable after the date hereof, but
in no event later than five (5) business days after the Effective
Date, except as otherwise set forth, the CalTwin Parties shall have delivered or shall have caused to be delivered or made available to Arden at the Property to Arden to the extent they are in the CalTwin Parties' possession or under its control, the following:

				(i)	Complete copies of all of the Tenant Leases
and all amendments thereto, a schedule of which is attached hereto as Exhibit "B" and forms a part hereof.

				(ii)	The loss history of the Property pertaining
to any property damage or personal injury suffered for which an insurance claim of more than Fifty Thousand Dollars ($50,000) was submitted by the CalTwin Parties at any time after July 1, 1996 to the extent available to the CalTwin Parties;

				(iii)	A set of all plans and specifications and
third-party soil reports, or environmental reports and studies relating to the Property;

				(iv)	All electricity and property tax bills for
the period beginning July 1, 1996 to the extent available to the CalTwin Parties;

				(v)	Statements of income and expense for the
Property for the calendar year 1996 from and after July 1, 1996 and current year to date to the extent available to the CalTwin
Parties;

				(vi)	All warranties and operating manuals that
the CalTwin Parties may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located therein;
and

				(vii)	Complete copies of all service and other
contracts pertaining to the Property in respect to which the CalTwin Parties is obligated (the "Service Contracts").

		(b)	Except as expressly provided in this Agreement,
the CalTwin Parties makes no representation or warranty as to the accuracy of the information contained in any of the documents, instruments or agreements to be provided to Arden pursuant to this Paragraph 5.

		(c)	Arden shall have until 5:00 P.M. on the date that
is thirty (30) days after the Effective Date or the next business day if that date is a Saturday, Sunday or legal holiday (the
"Approval Date") in which to approve or disapprove all matters and things that are subject to Arden's rights of review, inspection and approval hereunder. Arden's failure either to approve or disapprove said information by the Approval Date as aforesaid shall be deemed its approval thereof (and its covenant to deliver the additional $50,000 deposit required pursuant to paragraph
2(a)(i) hereof). If Arden disapproves any of said information, Arden shall notify the CalTwin Parties in writing thereof within the time period specified above whereupon, this Agreement shall terminate, however, notwithstanding the foregoing, if Arden disapproves any Service Contract, this Agreement shall not terminate and the CalTwin Parties shall lawfully terminate such Service Contract not later than thirty (30) days after the Closing, to the extent the same can be so terminated and provided
Arden shall pay all cancellation or termination penalties, fees or costs in connection therewith.

	6.	Inspections and Approval by Arden.

		(a)	From and after the date hereof, Arden and its
agents, employees and contractors shall be afforded full access to the Property during normal business hours and upon forty-eight
(48) hours prior notice for the purpose of making such investigations as Arden deems prudent with respect to the physical condition of the Property, including, but not limited to, engineering tests, subject to the rights of tenants in possession.
 The CalTwin Parties shall reasonably cooperate to assist Arden in completing such inspection. However, Arden agrees not to contact any of the CalTwin Parties' tenants without the CalTwin Parties' prior consent and to hold the CalTwin Parties harmless from and against any loss, cost, damage, claim or expense suffered by the CalTwin Parties or the Property and caused by Arden's said investigations (the foregoing obligation surviving any termination of this Agreement). In no event shall Arden make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) without the CalTwin Parties' prior consent. Arden shall promptly restore the Property to its condition immediately prior to such investigations. In addition, Arden agrees not to unreasonably interfere with the use and enjoyment of the Property by the CalTwin Parties, their agents, representatives, employees or any tenants or other occupants. The CalTwin Parties shall have the right, at its option, to cause a representative of the CalTwin Parties to be present at all inspections, reviews and examinations conducted hereunder. At the request of the CalTwin Parties, Arden shall promptly deliver to the CalTwin Parties true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Arden by any third party and, in the event of termination hereunder, shall return all documents and other materials furnished to or on behalf of Arden by the CalTwin Parties hereunder. Arden shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential; provided; however, that Arden shall be entitled to disclose such information to Arden's attorneys, accountants and prospective debt and equity financing sources who reasonably need to be informed in connection with Arden's determinations hereunder (and who shall, in turn, be required to keep such information confidential).

		(b)	From and after the date hereof until Closing,
Arden and its agents shall be afforded full opportunity by the CalTwin Parties during normal business hours and upon forty-eight
(48) hours prior notice to examine all operating books and records that relate to the Property, including all specifications and as-built drawings (to the extent they are in the CalTwin Parties' possession), all building permits, certificates of occupancy, soil reports, engineers' reports and studies, and similar information relating to the Property or its management, operation, maintenance or use, and all warranties and operating manuals that the CalTwin Parties may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon.

		(c)	Arden shall have until the Approval Date in which
to approve or disapprove the matters referred to in subparagraphs
(a) and (b) above. Furthermore, Arden shall have until the expiration of the Approval Period in which to approve or disapprove of a market and leasing survey of the Property and the surrounding leasing market (including its own economic analysis of the feasibility of the Property for Arden's particular use thereof) to be prepared at Arden's sole cost and expense. Arden's disapproval shall be in writing and shall be delivered to the CalTwin Parties prior to the Approval Date. Failure to deliver such written disapproval shall be deemed Arden's approval of said matters (and its covenant to deliver the additional $50,000 deposit required pursuant to paragraph 2(a)(i) hereof). Arden understands and agrees that if it shall disapprove of any matter or thing subject to its approval pursuant to paragraph 5 and 6 hereof, the CalTwin Parties shall not on account thereof be obligated to correct the objection or otherwise lower the Purchase
Price or grant any credit with respect thereto.

	7.	Operation of Property Pending Closing.

		 (a)	Tenant Leases. The CalTwin Parties have leased
portions of the Property to various occupancy tenants. From and after the date of execution of this Agreement and until the Closing Date the CalTwin Parties shall not enter into any new leases or amend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior written consent of Arden (which consent shall not be unreasonably withheld). Concurrently with its execution of this Agreement
Seller shall notify Purchaser of any lease agreements that are outstanding for signature by prospective tenants, each of which is hereby deemed approved by buyer. Any such agreements, if signed, shall be deemed to be signed prior to execution of this Agreement.
 In requesting such consent, the CalTwin Parties shall inform
Arden in writing of the amount, if any, proposed to be required to pay for, or any allowance proposed to be given for, tenant improvement work, any leasing commissions and fees, in connection with such lease and any rent concessions. The failure of Arden to respond within five (5) business days after written request for any such approval shall be deemed to constitute approval. The
CalTwin Parties shall not collect in advance any rent or other sum due under any of the Tenant Leases, except for collection of current rents no more than one month in advance.

		 (b)	Leasing Commissions; Tenant Improvements and Rent
Concessions. Arden shall be responsible for all leasing commissions, tenant improvement costs and unamortized rent concessions due with respect to leases, extensions, and renewals of leases, and similar events occurring after the date of this Agreement, provided that (i) Arden has approved or is deemed to have approved such action or event by the CalTwin Parties to the extent occurring prior to the Closing Date and (ii) the CalTwin
Parties have delivered to Arden copies of the agreements with respect to which any such commissions are payable. Failing such delivery, the CalTwin Parties shall remain responsible for all of such commissions.

		 (c)	Insurance Policies. The CalTwin Parties shall keep
all of the insurance policies covering the Property (or substantially equivalent coverage) in full force and effect between the date of this Agreement and Closing (the "Insurance
Policies").

		 (d)	Service Contracts. The CalTwin Parties shall have
the right to renew or replace Service Contracts that expire prior to Closing or to enter into new Service Contracts for emergency purposes if deemed reasonably necessary by the CalTwin Parties for any term provided that such Service Contracts are terminable by the CalTwin Parties or its successors in interest upon not more than thirty (30) days' notice to the service provider.

		 (e)	Property Management. The CalTwin Parties shall
maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the reasonable control of the CalTwin Parties.

	8.	Conditions Precedent to Arden's Obligation to Close
Escrow. The obligation of Arden to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Arden's sole benefit and that may be waived by Arden only in writing at its sole option. Said conditions are as follows:

		 (a)	Representations and Warranties True at Closing.
The representations and warranties of the CalTwin Parties contained in Paragraph 13 of this Agreement shall be true on the date of Closing in all material respects as though such representations and warranties were made on and as of such date.

		 (b)	Delivery of Tenant Estoppels. The CalTwin Parties
shall have delivered to Arden estoppel letters (the "Tenant
Estoppels") from tenants representing 85% of the leased area and from all tenants leasing more than 3,500 square feet in the Improvements in substantially the form of Exhibit "E" attached hereto and forming a part hereof, consistent in all material respects with the information to be provided by the CalTwin
Parties hereunder and certifying inter alia to the effect that there are no defaults by landlord under the lease known to tenant thereunder; that such lease is unmodified except as may be set forth therein and in full force and effect; that there are no defenses or offsets against the landlord known to tenant thereunder; and that rental is current and has not been paid more than one month in advance.

		 (c)	Compliance with This Agreement. The CalTwin
Parties shall have performed and complied within all material respects all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

		 (d)	Title Policy. Title Company shall be ready,
willing and able to issue the Title Policy required by Paragraph
4(b).

		 (e)	Change in Condition. Subject to the provisions of
Paragraphs 15(b) and 15(c) hereof, there shall exist no damage, destruction or condemnation of the Property occurring after the date hereof and prior to Closing.

	9.	Conditions Precedent to the CalTwin Parties' Obligation
to Close Escrow. The obligation of the CalTwin Parties to consummate the transactions contemplated hereby is subject to the following conditions, inserted for the CalTwin Parties' sole benefit and that may be waived solely by the CalTwin Parties only in writing at its sole option. Said conditions are as follows:

		 (a)	Representations and Warranties True at Closing.
The representations and warranties of Arden contained in this Agreement, or in any certificate or document signed by Arden pursuant to the provisions hereof, shall be true on and as of Closing in all material respects as though such representations and warranties were made on and as of such date.

		 (b)	Delivery of Purchase Price or Contribution Value
and Documents. Arden shall have delivered all funds and documents to Escrow Holder required by it hereunder to enable it to close the Escrow.

		 (c)	Compliance with This Agreement. Arden shall have
performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

		 (d)	Compliance with Chevron Rights.  The right of
first offer provided in the Office Building Lease dated May 16, 1985 between Carver Development Partnership Two (predecessor-in-interest to the CalTwin Parties) and Contel Service Corporation (predecessor-in-interest to Chevron U.S.A., Inc.) shall have been waived or otherwise expired in accordance with its terms.

		(e)	Consent of Existing Lenders.  The Existing Lenders
shall have consented to the transactions contemplated herein.

	10.	Remedy of Arden and the CalTwin Parties Upon Default.

		(a)	IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE
CLOSED BY REASON OF THE CALTWIN PARTIES' DEFAULT UNDER THIS
AGREEMENT AND ARDEN SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT,
THEN THE DEPOSIT SHALL BE RETURNED TO ARDEN.  IN ADDITION, THE
PARTIES HERETO, BEFORE ENTERING INTO THIS TRANSACTION, HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED
BY ARDEN IF THE CALTWIN PARTIES SHOULD WRONGFULLY FAIL TO CLOSE
THE TRANSACTIONS HEREUNDER.  THE CALTWIN PARTIES HAVE STATED THAT
THEY WILL NOT PERMIT ANY ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT. WITH THE FLUCTUATION IN VALUE OF REAL PROPERTY, THE
CURRENT AND HIGHLY UNPREDICTABLE STATE OF THE ECONOMY, THE
FLUCTUATING MONEY MARKET FOR REAL ESTATE LOANS OF ALL TYPES, AND
OTHER FACTORS THAT DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF
THE PROPERTY, IT IS REALIZED BY THE PARTIES THAT IT WOULD BE
EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, TO
ASCERTAIN WITH ANY DEGREE OF CERTAINTY PRIOR TO SIGNING THIS
AGREEMENT THE AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY ARDEN IN
THE EVENT OF THE CALTWIN PARTIES' WRONGFUL FAILURE TO CLOSE THE TRANSACTIONS HEREUNDER. IN ADDITION, ARDEN DESIRES TO PROVIDE A FINANCIAL DISINCENTIVE FOR ANY SUCH FAILURE BY THE CALTWIN
PARTIES.  THE PARTIES, HAVING MADE DILIGENT BUT UNSUCCESSFUL
ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES ARDEN WOULD SUFFER IN THE EVENT OF THE CALTWIN PARTIES' WRONGFUL FAILURE TO
CLOSE THE TRANSACTIONS HEREUNDER, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS AN AGGREGATE AMOUNT EQUAL TO TWO
HUNDRED THOUSAND DOLLARS ($200,000) (EACH CALTWIN PARTY IN
ACCORDANCE WITH ITS RESPECTIVE PERCENTAGE INTEREST THEREOF); AND
IN THE EVENT OF THE CALTWIN PARTIES' WRONGFUL FAILURE TO CLOSE THE TRANSACTIONS HEREUNDER, ARDEN SHALL BE ENTITLED TO SUCH AMOUNT AS
FULL LIQUIDATED DAMAGES, AND THAT PAYMENT OR TENDER TO ARDEN OF
SUCH AMOUNT SHALL TERMINATE ALL OF ARDEN'S RIGHTS AND REMEDIES AT
LAW OR IN EQUITY AGAINST THE CALTWIN PARTIES WITH RESPECT TO SUCH FAILURE TO PERFORM. AS USED HEREIN, THE CALTWIN PARTIES' WRONGFUL FAILURE TO CLOSE THE TRANSACTIONS HEREUNDER SHALL MEAN SUCH
CALTWIN PARTIES' WILLFUL AND UNWARRANTED REFUSAL TO DELIVER THE
GRANT DEEDS WITH ARDEN HAVING COMPLIED WITH ITS OBLIGATIONS
HEREUNDER (EXCEPT FOR ITS OBLIGATION TO FUND THE BALANCE OF THE
SALE PRICE) AND BEING READY, WILLING AND ABLE TO CLOSE (AND SUCH
TERM SHALL NOT APPLY TO ANY OTHER DEFAULT OR BREACH BY THE CALTWIN PARTIES HEREUNDER).

		/s/ JL					/s/ VC
		CalTwin 					Arden's
		Parties'    Initials
  Initials


		 (b)	Remedy of the CalTwin Parties. THE PARTIES HERETO,
BEFORE ENTERING INTO THIS TRANSACTION, HAVE BEEN CONCERNED WITH
THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY THE CALTWIN
PARTIES IF ARDEN SHOULD WRONGFULLY FAIL TO CLOSE THE TRANSACTIONS
HEREUNDER.  WITH THE FLUCTUATION IN VALUE OF REAL PROPERTY, THE
CURRENT AND HIGHLY UNPREDICTABLE STATE OF THE ECONOMY, THE
FLUCTUATING MONEY MARKET FOR REAL ESTATE LOANS OF ALL TYPES, AND
OTHER FACTORS THAT DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF
THE PROPERTY, IT IS REALIZED BY THE PARTIES THAT IT WOULD BE
EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, TO
ASCERTAIN WITH ANY DEGREE OF CERTAINTY PRIOR TO SIGNING THIS
AGREEMENT THE AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY THE
CALTWIN PARTIES IN THE EVENT OF ARDEN'S WRONGFUL FAILURE TO CLOSE
THE TRANSACTIONS HEREUNDER. THE PARTIES, HAVING MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES
THE CALTWIN PARTIES WOULD SUFFER IN THE EVENT OF ARDEN'S WRONGFUL
FAILURE TO CLOSE THE TRANSACTIONS HEREUNDER, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS AN AMOUNT EQUAL TO THE
DEPOSIT; AND IN THE EVENT OF ARDEN'S WRONGFUL FAILURE TO CLOSE THE TRANSACTIONS HEREUNDER, THE CALTWIN PARTIES SHALL BE ENTITLED TO
SUCH AMOUNT (EACH CALTWIN PARTY IN ACCORDANCE WITH ITS RESPECTIVE
PERCENTAGE INTEREST THEREOF) AS FULL LIQUIDATED DAMAGES, AND THAT
PAYMENT OR TENDER TO THE CALTWIN PARTIES BY ARDEN OF SUCH AMOUNT
SHALL TERMINATE ALL OF THE CALTWIN PARTIES' RIGHTS AND REMEDIES AT
LAW OR IN EQUITY AGAINST ARDEN WITH RESPECT TO SUCH FAILURE TO
PERFORM.


		/s/ JL			         		/s/ VC
		CalTwin 				       	Arden's
		Parties'            Initials
  Initials


		(c)	Notwithstanding anything to the contrary contained
herein, the aggregate liability of the CalTwin Parties arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of the CalTwin Parties under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $400,000.00 (each CalTwin Party in accordance with its respective Percentage Interest thereof). Without limitation on the other limitations or remedies contained herein, in the event of any dispute between the parties respecting this Agreement or the transactions herein contemplated, Arden hereby waives (i) any right to record or file a lis pendens or other similar notice of suit, (ii) any right to seek specific performance of this Agreement, and (iii) any right to assert any claim affecting the right of possession or title to the Property. In no event shall this Agreement (or any short form or memorandum thereof) be recorded against or with respect to the Property.

	11.	Closing Procedure.

		(a)	At least one business day prior to the date of
Closing, Arden shall have delivered to Escrow Agent counterpart executed originals of the following documents and the following sums of money required to be delivered by Arden hereunder:

				(i)	Sale Price and any other amount due from
Arden hereunder in the manner set forth in Paragraph 2;

				(ii)	Such funds as may be necessary to comply
with Arden's obligations hereunder regarding prorations, costs and expenses; and

				(iii)	A signed counterpart of the Assignment of
Leases, a signed counterpart of the Assignment of Service
Contracts and a signed counterpart of the Amendment to Limited
Partnership Agreement executed by all required partners (with the "Agreed Value of Contributed Property" column of Paragraph 4 of such Amendment to Limited Partnership Agreement being the "Contribution Value" provided for in this Agreement).

		(b)	At least one business day prior to the date of
Closing, the CalTwin Parties shall have delivered to Escrow Agent counterpart executed originals of the following documents:

				(i)	The Grant Deeds in the form of Exhibit "F"
attached hereto and forming a part hereof;

				(ii)	A Bill of Sale (the "Bill of Sale") in the
form of Exhibit "G" attached hereto covering the Personal
Property;

				(iii)	An Assignment and Assumption of Leases and
Security Agreements (the "Assignment of Leases") substantially in the form and substance of Exhibit "H" attached hereto and forming a part hereof;

				(iv)	An Assignment and Assumption of Service and
Miscellaneous Rights and Agreements (the "Assignment of Service
Contracts") substantially in the form and substance of Exhibit "I"
attached hereto and forming a part hereof;

				(v)	An original counterpart of the Amendment to
Limited Partnership Agreement;

				(vi)	An original counterpart of each of the
Service Contracts, Leases and keys to the Property if in the CalTwin Parties' possession or under its control;

				(vii)	Notices to each of the tenants and occupants
of the Property of the transfer of the Property to Arden;

				(viii)	To the extent they are in the CalTwin
Parties' possession, a complete set of all plans, specifications and as-built drawings, and all building permits, certificates of occupancy, third-party soil reports, and environmental reports and studies relating to the Improvements;

				(ix)	All warranties and operating manuals that
the CalTwin Parties may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon;
and

				(x)	To the extent necessary, cash in the sum of
the Security Deposits, the net prorations owing to Arden and the
CalTwin Parties' share of the costs and expenses of the
transaction (it being understood that the CalTwin Parties may elect to cause all such amounts to be credited to Arden and
debited against the Purchase Price).

		(c)	Upon delivery of the foregoing sums and documents,
Escrow Agent shall cause Title Company to cause the Grant Deed to be recorded (by a special recording if necessary) in the Official
Records of Kern County, California, and immediately to issue the Title Policy.

		(d)	Notwithstanding anything to the contrary contained
herein, Arden hereby agrees that the CalTwin Parties may cause the Property to be direct deeded to Arden by any entity holding record title to the Property as of the Closing Date.

	12.  Costs and Prorations.

		 (a)	Prorations. All revenues, income, receivables,
costs, expenses and payables of the Property shall be apportioned equitably between the parties as of Closing on the basis of the actual number of days in a particular month, and with respect to the items enumerated below where a particular manner of apportion-ment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing. Without limitation, the following items shall be so apportioned:

				(i)	Monthly rents and percentage rent and
"passthroughs" of real estate taxes and operating expenses due from occupancy tenants under Tenant Leases, as and when collected.
 If at Closing there are any past due rents or charges owed by occupancy tenants, they shall not be prorated until received;
Arden shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Arden shall not be required to litigate or declare a default in any Tenant Lease). To the extent Arden receives amounts on account of Tenant Leases on or after the Closing Date, such payments shall be applied first toward then current rent owed to Arden in connection with the applicable
Tenant Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with the CalTwin Parties' share thereof being promptly delivered to the CalTwin Parties. Arden may not waive any delinquent rents nor modify a Tenant Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which the CalTwin Parties are entitled to receive its share of charges or amounts without first obtaining the CalTwin Parties' written consent. The CalTwin Parties hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to the CalTwin Parties. Arden shall reasonably cooperate with the CalTwin Parties in any collection efforts hereunder (but shall not be require to litigate or declare a default in any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, the CalTwin
Parties shall retain all rights relating thereto.

				(ii)	Real estate and personal property taxes and
any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest previous tax levies.  Such items shall be reapportioned between the CalTwin
Parties and Arden if current tax rates differ from the latest previous tax rates as soon as the same are known.  The CalTwin
Parties agree that to the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property, or any portion thereof, the CalTwin Parties or the Arden at any time subsequent to Closing but with reference to any period prior thereto during the CalTwin Parties' ownership thereof, the CalTwin
Parties shall promptly pay to Arden an amount equal to such
additional assessments or levies.  Similarly, if tax refunds become payable for periods during the CalTwin Parties' ownership of the Property, such amounts (subject to adjustments for the potential claims of occupancy tenants that paid tax increases by way of rent escalations to the CalTwin Parties) shall be promptly paid over to the CalTwin Parties.  In the event that any
assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Arden assuming the obligation to pay any installment due after the
Closing Date).  In no event shall the CalTwin Parties be charged with or be responsible for any increase in the taxes on the
Property resulting from the sale of the Property or from any improvements made or lease entered into on or after the Closing
Date.

				(iii)	Transferable annual permits, licenses,
and/or inspection fees, if any, on the basis of the duration of the same;

				(iv)	Security Deposits, plus accrued interest, if
any, payable thereon to tenants, and any other deposits and
prepaid rent, shall be credited (or assigned) to Arden;

				(v)	Utility charges levied against the CalTwin
Parties or the Property, and Arden shall transfer all such utility services to its name and account immediately upon Closing;

				(vi)	Service Contracts on the basis of the charge
or premium for the period involved;

				(vii)	Tenant improvements and leasing commissions
in accordance with Paragraphs 7(a) and 7(b).

				(viii)	All other operating expenses incurred
in the management and operation of the Property.

No insurance policies shall be assigned hereunder, and accordingly there shall be no proration of insurance premiums.

		 (b)	Expenses of Closing. The expenses of Closing shall
be paid in the following manner:

				(i)	The CalTwin Parties shall (each CalTwin
Party in accordance with its respective Percentage Interest thereof) pay:

					(1)	The cost of the Preliminary Title
Report, that portion of the cost of securing the Title Policy that is attributable to CLTA Owner's coverage;

					(2)	Documentary transfer tax imposed on
the conveyance of title to the Property to Arden;

					(3)	One-half of Escrow Agent's Escrow Fee.

				(ii)	Arden shall pay:

					(1)	The cost of recording the Grant Deeds;

					(2)	That portion of the cost of the Title
Policy that is not paid by the CalTwin Parties, including the cost of any endorsements, and the cost of any update to any existing
ALTA Survey; and

					(3)	One half of Escrow Agent's Escrow fee.

All other Closing fees and expenses, including, but not limited to, the parties' legal expenses, accounting and consulting fees, and other incidental expenses in connection with this transaction shall be borne by the party incurring same.

	13.	Representations, Warranties and Covenants of the
CalTwin Parties.

		(a)	Except as specifically set forth in this Paragraph
13(a), the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the improvements), the environmental condition in of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any party thereof.
 Arden acknowledges that Arden has examined, reviewed and inspected all matters which in Arden's judgment bear upon the Property and its value and suitability for Arden's purposes.
Except as to matters specifically set forth in this Paragraph
13(a), Arden will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Title Policy.
Subject to the foregoing and except as disclosed by the CalTwin
Parties to Arden or otherwise discovered by Arden prior to the Approval Date or as contained in the materials delivered to Arden and identified in Paragraph 5 hereof, the CalTwin Parties hereby makes the following representations, warranties and covenants, each of which is deemed to be material and each of which is stated by the CalTwin Parties to be true and correct on the date hereof and on the Closing Date (subject to any exceptions disclosed by Arden in writing) and each of which shall survive the Closing for a period of one (1) year. Except as disclosed in the reports and documents listed on Exhibit "J" attached hereto:

				(i)	The CalTwin Parties are (or as of the
Closing Date will be) the owner of the Personal Property and have marketable title, free and clear of all liens, claims and security interests whatsoever, except for matters of record.

				(ii)	The CalTwin Parties have no knowledge of
any:

					(1)	existing latent defects or seismic
conditions concerning the Real Property or materially incorrect income or expense figures in any financial statements prepared by or for the CalTwin Parties and delivered to Arden regarding the Property (with respect to periods of time occurring prior to the date hereof and, without limitation on the foregoing, Seller does not make any representation or warranty with respect to any projections).

					(2)	any pending litigation or agreement
not of record materially and adversely affecting the Property and which would be binding upon Arden after the Closing;

					(3)	written notice of violations of City,
County, State, Federal, building, zoning, fire or health codes, regulations or ordinances, filed or issued against the Property;

					(4)	Hazardous Substance in existence on or
below the surface of the Real Property or in any building located upon the Real Property, including, without limitation,
contamination of soil, subsoil or ground water, which constitutes a violation of any applicable law, rule or regulation of any government entity having jurisdiction thereof;

					(5)	thing that would suggest any portion
of the Property has ever been used by the CalTwin Parties or any tenant of any portion of the Property during the CalTwin Parties'
ownership thereof as a waste storage or disposal site or gasoline station.  Without limiting the other provisions of this Agreement, the CalTwin Parties shall reasonably cooperate with Arden's
investigation of matters relating to the foregoing provisions of this paragraph and to provide access to and copies of any data and/or documents dealing with potentially Hazardous Substances used at the Property and any disposal practices followed in
accordance with, and subject to the provisions of, Paragraph 6 hereof.  The CalTwin Parties agrees that Arden may make inquiries of governmental agencies regarding such matters, without liability for the outcome of such discussions.  For the purposes of this
Agreement, "Hazardous Substances" shall mean (A) substances
defined as "hazardous substances" in (i) the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as
amended (42 U.S. C. '' 9601 et seq.), or (ii) the Resource
Conservation and Recovery Act of 1976 (42 U.S.C. '' 6901 et seq.),
together with the regulations enacted pursuant to such acts, and
(B) those substances defined as "hazardous wastes" in ' 25117 of the California Health and Safety Code or as "hazardous substances"
in ' 25316 of the California Health and Safety Code together with the regulations enacted pursuant to such statutes.

				(iii)	The Tenant Leases and Service Contracts
entered into by the CalTwin Parties and, to the CalTwin Parties' knowledge, the other Tenant Leases, Service Contracts and any other agreements, matters and things to be submitted to Arden by the CalTwin Parties for approval pursuant to Paragraph 5 above, or otherwise, shall be true, correct and complete copies thereof as of the date of submission thereof, and unless thereafter supplemented by supplements or additions, approved in writing by Arden, on or before Closing. Notwithstanding anything to the contrary contained herein, the CalTwin Parties shall have no obligation or liability to Arden with respect to any of the foregoing lease matters which shall be confirmed as correct in any tenant estoppel certificate delivered to Arden as provided in this Agreement;

				(iv)	The operating financial information prepared
by the CalTwin Parties and delivered to Arden with respect to the
Property (which financial information was prepared on a cash basis of accounting), consisting of Statements of Operations for the calendar years ended December 31, 1996 and for the current
calendar year are true and correct in all material respects
(provided, however, for the period of time occurring prior to July
1, 1996, such representation shall be limited to Seller's
knowledge); in this regard the CalTwin Parties agree to make available to Arden and its accountants, at Arden's cost, all accounting records for the calendar years ended December 31, 1995,
December 31, 1996 and for the period from January 1, 1997 through the date of Closing, including but not limited to all general ledgers, cash receipts, cancelled checks and any other accounting documents and information reasonably requested to the extent in the CalTwin Parties' possession; and

				(v)	As used in this Agreement, "to the CalTwin
Parties' knowledge" or other similar knowledge limitations as to the CalTwin Parties shall mean the actual knowledge of Jack
Mahoney, as President, and Nat Williams, as Asset Manager, each of
Summit Commercial Properties, Inc.

		(b)	Notwithstanding anything contained in Paragraphs
5(a) or 13(a) to the contrary, the CalTwin Parties are neither responsible nor liable for any representation or warranty, either expressed or implied, guaranty, promise or other information pertaining to the Property or the Improvements made or furnished to Arden by any broker representing or purporting to represent the CalTwin Parties.

	14.	Representations and Warranties of Arden.

	Arden hereby makes the following representations and warranties, each of which is deemed to be material and each of which is stated by Arden to be true and correct on the date hereof:

		(a)	Arden has full legal power and authority to enter
into and perform this Agreement in accordance with its terms.
This Agreement constitutes the valid and binding obligation of Arden, enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, insolvency and other laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Arden is a party or by which Arden may be bound or affected; and

		(b)	The execution and delivery of this Agreement and
the payment and performance by Arden of its payments and obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Arden, and all such actions have been duly taken by Arden.

		(c)	As of the Approval Date and as of the Closing Date
(i) Arden has received and reviewed all materials provided to Arden by the CalTwin Parties pursuant to Sections 4 and 5 above
(collectively, the "Due Diligence Materials"), (ii) Arden has inspected the Property, (iii) Arden has made such investigation of the information contained in the Due Diligence Materials as it deems appropriate, (iv) Arden is satisfied with all aspects of the Property which Arden deems material to its purchase thereof, including, without limitation, the condition of title to the Property, the zoning of the Property, the condition and physical aspects of all structures located on the Real Property (including the Improvements) and the presence or absence of Hazardous
Substances on the Property, and (v) except as set forth in subparagraph 13(a) and elsewhere in this Agreement, Arden is not relying on any representation, written information, data, reports, warranty, or statement of the CalTwin Parties or their agents concerning the Property or the accuracy or completeness of the Due Diligence Materials, and Arden is purchasing the Property in "AS-
IS" condition based solely upon Arden's own independent inspection, investigation and review, as more particularly, set forth in Paragraph 13(a) hereof.

	15.	General Covenants and Agreements of Arden and the
CalTwin Parties.

		 (a)	Delivery of Possession. Possession of the Property
shall be delivered to Arden upon Closing, subject to the rights of tenants in possession.

		 (b)	Damage to or Destruction of Property Prior to
Closing; Risk of Loss. If after the date hereof and prior to Closing the Property shall sustain damage caused by fire or other casualty that is insured and that would cost One Hundred Fifty Thousand Dollars ($150,000) or more to repair or if any uninsured loss or casualty occurs that would cost One Hundred Fifty Thousand Dollars ($150,000) or more to repair, either the CalTwin Parties or Arden may respectively elect to terminate this Agreement by written notice to the other within fifteen days after notice of such event, or at Closing, whichever is earlier. If neither the CalTwin Parties nor Arden so elects to terminate its obligations under this Agreement, or if the loss or casualty would cost less than One Hundred Fifty Thousand Dollars ($150,000) to repair, the Closing shall take place as provided herein and Arden shall receive an assignment of the CalTwin Parties' rights to insurance proceeds with respect to any unrepaired damage (including any rental loss proceeds for periods after the Closing), loss or casualty in question. The CalTwin Parties shall retain all interest in and to the insurance proceeds that may be payable to the CalTwin Parties on account of repaired and completed damage, but the CalTwin Parties shall have no obligation of repair or replacement.

		 (c)	Condemnation of Property Prior to Closing. In the
event that the Property or any part thereof becomes the subject of a condemnation proceeding other than of a minor immaterial nature prior to Closing, the CalTwin Parties agree to immediately advise
Arden thereof. In the event of such condemnation, Arden shall have the option to (1) take title in accordance with the terms and conditions of this Agreement and negotiate with the said con-demning authority for the condemnation award and receive the benefits thereof without affecting the Purchase Price, or (2) terminate this Agreement and declare its obligations thereunder null and void and of no further effect, in which event all sums theretofore paid to the CalTwin Parties or to Escrow Agent here-under shall be returned to Arden as set forth herein. Notice of the exercise of such option hereunder shall be in writing, delivered to the CalTwin Parties at the address set forth in Paragraph 16(g) of this Agreement (or such other address as the CalTwin Parties may have theretofore designated in writing) at least two days prior to Closing.

		 (d)	Brokers' Commissions. The CalTwin Parties warrants
that the CalTwin Parties did not negotiate with respect to the purchase of the Property through any broker, agent, finder, affiliate or other third party other than Cushman & Wakefield
("Broker") or incur any liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payments in connection with this Agreement, or the transactions contemplated hereby. The CalTwin Parties agrees to pay at Closing to Broker the commission due it in connection with the within transaction in accordance with the provisions of a separate written agreement between Broker and the CalTwin Parties and hereby agrees to indemnify Arden against and hold Arden harmless from any and all claims, demands, causes of action or damages resulting from any breach of this warranty. Arden hereby warrants that Arden did not negotiate through any broker, agent, finder, affiliate or other third party other than Broker or incur any liability, contingent or otherwise, for any such brokerage or finder's fees, agent's commissions or other like payments, in connection with this Agreement, and hereby agrees to indemnify the CalTwin Parties against and hold the CalTwin Parties harmless from any and all claims, demands, causes of action or damages resulting from any breach of his warranty. This provision shall survive
Closing.

		 (e)	Further Assurances Prior to Closing. The CalTwin
Parties and Arden shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental or appropriate to effect the purchase and sale and the transactions contemplated in this Agreement.

		 (f)	Time of Essence. Time shall be of the essence with
respect to the obligations of the parties hereunder.

		 (g)	Assignability. Arden may not assign any of its
rights or duties hereunder without the prior written consent of the CalTwin Parties (which consent may be given or withheld in the CalTwin Parties' discretion). Each of the CalTwin Parties may assign its rights hereunder in accordance with the provisions of paragraph 16(m) below.

		 (h)	Waivers, Amendments and Modifications of
Provisions. Waivers, amendments or modifications of any term or condition of this Agreement must be in writing signed by the party against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

		 (i)	Indemnification. The CalTwin Parties shall
indemnify Arden against and hold Arden harmless from any and all loss, cost, damage, claim, liability or expense, including court costs and reasonable attorneys' fees, for third party claims arising out of or in connection with any tort committed by the CalTwin Parties (including any personal injury or property damage or claim of personal injury or property damage of any kind whatsoever, including death, to property or persons, including employees of the CalTwin Parties) unless caused by Arden, resulting from such tort occasioned in or about the Property prior to Closing. Arden shall indemnify the CalTwin Parties against and hold the CalTwin Parties harmless from any and all loss, damage, claim of damage, liability or expense, including court costs and reasonable attorneys' fees, for third party claims arising out of or in connection with any tort committed by Arden (including any personal injury or property damage or claim of personal injury or property damage of any kind whatsoever, including death, to property or persons, including employees of Arden) unless caused by the CalTwin Parties, resulting from such tort occasioned in or about the Property (a) as a result of its investigation of the Property during the Approval Period and (b) on or subsequent to Closing. These covenants shall survive Closing.

	16.	Miscellaneous Provisions.

		 (a)	Successors and Assigns. Subject to the provisions
hereof, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

		 (b)	Meaning of Terms. When necessary herein, all terms
used in the singular shall apply to the plural and vice versa; and all terms used in the masculine shall apply to the neuter and feminine genders.

		 (c)	Entire Agreement. This Agreement is the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such party.

		 (d)	Governing Law. This Agreement is to be governed by
and construed in accordance with the internal laws of the State of California.

		 (e)	Paragraph Headings. The headings of the several
paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

		 (f)	Attorneys' Fees. If either the CalTwin Parties or
Arden shall obtain legal counsel and bring an action or proceeding against the other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, which shall be payable whether or not any proceeding is prosecuted to judgment or award. The term "prevailing party" shall include a party who brings an action or proceeding against the other by reason of the other's breach or default and obtains substantially the relief sought by judgment or award.

		 (g)	Notices. All notices, requests and other
communications hereunder shall be in writing and shall be personally delivered or, in the alternative, deposited with (1) the United States Postal Service, Certified Mail with Return Receipt Requested, with postage prepaid or (2) Federal Express or other overnight air freight forwarder for delivery to the following addresses:

	CalTwin:				c/o Summit Commercial
       						300 Continental Boulevard
					       	Suite 565
						       El Segundo, CA 90245
						Attn:  Jack Mahoney

	With a copy to:			Pircher, Nichols & Meeks
             						1999 Avenue of the Stars
						             Suite 2600
             						Los Angeles, CA 90067
				       		Attn: Real Estate Notices (GML)

	Arden:				Arden Realty, Inc.
     						9100 Wilshire Boulevard
					     	Suite 700 East
		     				Beverly Hills, CA 90210
				Attn:  Ms. Brigitta B. Troy

	With a copy to:			Troy & Gould
             						1801 Century Park East
             						16th Floor
             						Los Angeles, CA 90067
      						Attn:  Kenneth R. Blumer, Esq.

	Escrow Agent:			Commerce Escrow
           						1545 Wilshire Boulevard
           						Suite 600
           						Los Angeles, CA 90017
    						Attn:  Mark Minsky


All notices, requests and other communications shall be deemed given up on deposit with the United States Postal Service or reputable delivery service as provided for herein and shall be deemed received on the date of acknowledgment or other evidence of actual receipt.

		 (h)	Severability. If any provision of this Agreement
or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

		 (i)	Further Assurances on or After Closing. Each party
hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive Closing.

		 (j)	Other Parties. Nothing in this Agreement shall be
construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or with respect to this Agreement or any provision hereof.

		 (k)	Confidentiality. The CalTwin Parties and Arden
agree that it is in both of their best interests to keep this Agreement and all information concerning the Property confidential until Closing. The CalTwin Parties and Arden each agrees that neither shall take any action nor conduct itself in any fashion that would disclose to third parties unrelated to Arden's acqui-sition or intended ownership and operation of the Property, any aspect of the contemplated transaction. After Closing, neither party shall make any public announcement of the transaction that has not been approved in advance and in writing by the other party.

		 (l)	Counterparts. This Agreement may be executed in
any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

		(m)	The CalTwin Parties Exchange Rights.  Each of the
CalTwin Parties may consummate the sale of its interest in the Property as part of a so-called like kind exchange ("Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, provided that (i) except as hereinafter set forth, all costs, fees and expenses attendant to such Exchange shall be the sole responsibility of such CalTwin Party, (ii) the closing shall not be delayed or affected by reason of such Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to such CalTwin Party's obligations under this Agreement, (iii) Arden shall not be required to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange, (iv) in the event of any such Exchange, and notwithstanding that in connection with such Exchange record title to the Property may be conveyed by such CalTwin Party to an accommodation entity which thereupon conveys title to the Property to Arden pursuant to an amendment and assignment ("Assignment") of this Agreement by the CalTwin Parties to such accommodation entity (which assignment, and amendment of escrow instructions in connection therewith, shall be prepared by the Parties at such CalTwin Party's expense and executed by Arden when reasonably requested by such CalTwin
Party, subject to the reasonable approval of the form thereof by Arden), all covenants and agreements of the CalTwin Parties pursuant to this Agreement shall be deemed to be made by such CalTwin Party, shall survive any conveyance to an accommodation party, shall continue in favor of and inure to the benefit of Arden and shall be enforceable by Arden against such CalTwin
Party, as though the Property had been conveyed directly by such CalTwin Party to Arden, and (v) the Exchange shall in no way reduce, abridge or modify any of such CalTwin Party's obligations or duties or any of Arden's rights or remedies hereunder. Arden will have no liability to such CalTwin Party in the event the Exchange is not consummated, or in the event such CalTwin Party does not achieve the desired tax treatment. Arden shall pay its own attorneys' fees in connection with the review of any documents in connection with the Exchange.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.

	ASSOCIATES:	CALTWIN ASSOCIATES, L.L.C.,
		a Delaware limited liability company

		By:	CALTWIN INVESTORS, L.L.C.,
			a Delaware limited liability company,
			its Managing Member

			 By:	MJL ASSOCIATES,
				A California Limited Partnership,
				its Managing Member

				By:	MJL INVESTMENTS, INC.,
					A California corporation,
					its General Partner


					  By:/s/ John Long
					  Name:John Long
					  Title: President

	INVESTORS:	CALTWIN INVESTORS, L.L.C.,
		a Delaware limited liability company

		By:	MJL ASSOCIATES,
			A California Limited Partnership,
			its Managing Member

			By:	MJL INVESTMENTS, INC.,
				A California corporation,
				its General Partner


				 By:	/s/ John Long
				 Name: John Long
				 Title: President


	ARDEN:	ARDEN REALTY LIMITED PARTNERSHIP,
		a Maryland limited partnership

		By:	Arden Realty, Inc.,
			a Maryland corporation,
			Its General Partner


			By: /s/ Victor J. Coleman
		  		Victor J. Coleman,
				President


	The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.

AGREED AND ACCEPTED:

Escrow Agent:

COMMERCE ESCROW COMPANY


By /s/ Mark Minsky
  Name:  Mark Minsky
  Title: President